UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1 Michael M. Goldberg, M.D. resignation letter

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2008, Emisphere Technologies, Inc. (the “Company”) received a letter dated March 11, 2008 from Michael M. Goldberg, M.D., resigning from the Company’s Board of Directors effective immediately. A copy of the March 11, 2008 letter is attached hereto as Exhibit 99.1 and incorporated herein by reference. Dr. Goldberg’s term as a Director was due to expire on May 8, 2008, the date of the Company’s 2008 annual meeting of stockholders. Dr. Goldberg was not a member of any committee of the Company’s Board of Directors.
Dr. Goldberg previously served as Chairman and Chief Executive Officer of the Company. His employment was terminated on January 16, 2007. On April 26, 2007, the Board of Directors held a special hearing at which it was determined that Dr. Goldberg’s termination was for cause. On March 22, 2007, Dr. Goldberg, through counsel, filed a demand for arbitration asserting that his termination was without cause. That arbitration is pending.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1- Resignation Letter of Michael M. Goldberg, M.D. dated March 11, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
March 18, 2008	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Resignation Letter of Michael M. Goldberg, M.D. dated March 11, 2008